AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM

1.  Security Purchased:     DD 1.75 03/25/2014

2.  Cusip Number:  263534CG2

3.  Date of Purchase:   3/22/2011

4.  Broker Name:         JPMorgan
(Cannot purchase directly from PNC
Affiliated Underwriter)

5. The purchase of the security is determined by a person who has portfolio management responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives: (ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes______X__     No________(only for separately
managed accounts subadvised by PNC Capital)


6.  Issuer:  E.I. Du Pont De Nemours

7.  Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.    Aggregate principal amount
  of purchase:     $9,000,000

9.  Aggregate principal amount
  of offering:     $400,000,000

10.  Purchase price (net of fees and expenses):   99.913

11.  Date offering commenced:   March 22, 2011

12.  Offering price at end of first day on which any sales
were made:   99.95

13.  Commission, spread or profit:

14.  Have the following conditions been satisfied:      Yes OR  No

 a. Does the account's governing document(s)
allow for this security to be purchased?    YES

b. The securities are a part of an
issue registered under the Securities
Act of 1933, as amended, which is being
offered to the public, or are Eligible
Municipal Securities or are securities
sold in an Eligible Foreign Offering,
or are securities sold in an Eligible
Rule 144A Offering.                         YES

c. The securities were purchased prior
to the end of the first full day on
which any sales were made, at a price
that was not more than the price paid
by each other purchaser of securities
in that offering or in any concurrent
offering of the securities (except, in
the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to
existing security holders of the
issuer) or, if a rights offering, the
securities were purchased on or before
the fourth day preceding the day on
which  the rights offering terminated.    YES

d. The underwriting was a firm
commitment underwriting?                YES

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for
underwriting similar securities during
the same period?                          YES

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations
of predecessors).                       YES

g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by
PNC Capital Advisors, LLC did not
exceed (i) if purchased in an offering
other than an Eligible Rule 144A
Offering, 25% of the principal amount
of the securities being offered, or
(ii) if purchased in an Eligible Rule
144A Offering, 25% of the total of (A)
the principal amount of the class of
securities being offered that were sold
by underwriters or members of the
selling syndicate to qualified
institutional buyers (as defined in
Rule 144A(a)(1) under the Securities
Act of 1933, as amended), plus (B) the
principal amount of the class of
securities being offered in any
concurrent offering.                      YES

h. No Affiliated Underwriter was a
direct or indirect participant in, or
benefited directly or indirectly from,
the purchase?                            YES

      Portfolio Manager(s) (Name):____Richard Mears
               Signature(s):
     Date: __3/22/2011
      Board of Trustees Review Date (PNC Funds & PNC Advantage Funds):


Account Information (please list accounts below or attach a worksheet with the following information included):

Account
Number        Par      Exec Price

carm0020    3,200,000  99.913
cn000829    545,000   99.913
cn000961    160,000   99.913
cp001275    130,000   99.913
cp004151    115,000   99.913
cp004152    125,000   99.913
cp004153    505,000   99.913
cp004190    80,000    99.913
cp004584    135,000   99.913
cp004900    80,000    99.913
cp005005    100,000   99.913
cpx00948    715,000   99.913
cpx04402    1,340,000  99.913
cx000050    1,135,000  99.913
cx000065    90,000    99.913
cx000080    220,000  99.913
cx000273    225,000  99.913
cx000337    100,000  99.913